UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 3, 2003


                        RADIO UNICA COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                             001-15151 65-00856900
           (Commission File Number) (IRS Employer Identification No.)


                   8400 NW 52nd Street, Miami, Florida 33166
          (Address of Principal Executive Offices, Including Zip Code)


                                 (305) 463-5000
              (Registrant's Telephone Number, Including Area Code)
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ITEM 5. Other Events.

         On October 3, 2003, Radio Unica Communications Corp., together with certain of its subsidiaries (collectively, the "Company"), entered into a definitive asset purchase agreement (the "Purchase Agreement") with Multicultural Radio Broadcasting Inc. ("Multicultural"). Pursuant to the Purchase Agreement, Multicultural will purchase from the Company its radio station group, and assume certain liabilities related thereto, for a purchase price of approximately $150,00,000 in cash, subject to certain adjustments.

         The transactions contemplated by the Purchase Agreement will be effectuated through a pre-packaged plan of reorganization (the "Plan of Reorganization") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). The Company is now soliciting from its creditors acceptances of the Plan of Reorganization and has distributed a disclosure statement in connection with such solicitation (the "Disclosure Statement"). Once the Company has received the requisite consents necessary to satisfy applicable Bankruptcy Code requirements, pursuant to the Purchase Agreement, the Company has agreed to file a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with the bankruptcy court. Consummation of the transactions contemplated by the Purchase Agreement is contingent upon a number of conditions precedent, including, without limitation, approval of the Plan of Reorganization by the bankruptcy court, receipt of all applicable consents and approvals of the Federal Communications Commission and Multicultural's receipt of sufficient financing.

         The summary of the proposed transactions set forth above is qualified in its entirety by reference to the Disclosure Statement, the Plan of Reorganization and the Purchase Agreement. A copy of the Purchase Agreement is being filed, and a copy of the Disclosure Statement, to which the Plan of Reorganization is an exhibit, is being furnished, as an exhibit to this report.

Item 7.    Exhibits.

         (c)      Exhibits

          99.1 Asset Purchase Agreement, dated as of October 3, 2003, among Radio Unica Communications Corp., its Subsidiary Licensees set forth therein, its Subsidiary Operating Companies set forth therein, and Multicultural Radio Broadcasting Inc.

Item 9.    Regulation FD Disclosure.

         The information furnished pursuant to Item 9 of this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

(a)

         The following press release was issued by the Company on October 3, 2003:


Radio Unica Communications Corp. Enters Into Agreement To Sell Station Group

Plans to Separately Sell Radio Network And Promotions Subsidiary

MIAMI, FL, October 3, 2003 - Radio Unica Communications Corp. (OTCBB: UNCA), today announced that it has entered into a definitive asset purchase agreement to sell its station group to Multicultural Radio Broadcasting, Inc., a privately held company. The Company also announced that it is in discussions with third parties to sell its radio network, as well as its promotions company, Mass Promotions, Inc. Radio Unica will continue to broadcast its Spanish language programming and otherwise operate its business in the normal course through the closing of the transaction.

Under the Multicultural agreement the Company will receive approximately $150 million in cash for its radio stations. Completion of the transaction is subject to bankruptcy court approval, regulatory approvals and other conditions. It is expected that the transaction will be completed by the second quarter of 2004. The transaction will be effected as part of a prepackaged bankruptcy in which holders of the Company's 11 3/4% Senior Discount Notes would receive approximately $700 in cash per $1,000 principal amount, all other creditors would receive 100% of their claims, and stockholders would receive the remainder currently estimated to be between $0.47 and $1.03 per share. Holders of approximately 93% of the Company's outstanding Senior Discount Notes have agreed to support the transaction and vote in favor of the prepackaged bankruptcy. The proceeds of sales of the Company's radio network and promotions subsidiary would contribute to the total recovery described above, although Mass Promotions, Inc. is not expected to file for bankruptcy.

CIBC World Markets Corp. acted as financial advisor to Radio Unica in this transaction. PGP Capital Advisors, LLC., based in Los Angeles, acted as financial advisor to Multicultural.

About Radio Unica Communications Corp.

Radio Unica Communications Corp is based in Miami, Florida and its operations include the Radio Unica Network and an owned and/or operated station group covering U.S. Hispanic markets including Los Angeles, New York, Miami, San Francisco, Chicago, Houston, San Antonio, McAllen, Dallas, Fresno, Phoenix, Sacramento, and Tucson.

About MultiCultural

MultiCultural Radio Broadcasting, Inc. is a leading ethnic media company. MultiCultural owns 34 AM and FM radio stations covering ethnically diverse markets in the U.S. with programming in Mandarin, Cantonese, Korean, Russian, Spanish, Vietnamese and other languages.

This press release contains forward-looking information based upon Radio Unica's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with the forward-looking information include economic factors, the success of programming strategies and other business factors. For further information, please refer to Radio Unica's filings with the Securities and Exchange Commission.

Contacts:
Steven E. Dawson                                 Chris Plunkett
Radio Unica Corp.                                Brainerd Communicators, Inc.
(305) 463-5000                                   (212) 986-6667


(b)

         The Company is furnishing under Item 9 of this report the information included as Exhibit 99.2 to this report. Exhibit 99.2 is the Disclosure Statement, dated October 3, 2003, relating to the Prepetition Solicitation of Votes With Respect To Joint Prepackaged Plan of Liquidation of Radio Unica Communications Corp. And Its Affiliate Debtors.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             RADIO UNICA COMMUNICATIONS CORP.


                             By:      /s/        Steven E. Dawson
                                         ---------------------------------------
                                      Name:  Steven E. Dawson
                                      Title: Executive Vice President and Chief
                                             Financial Officer


Dated: October 6, 2003

                                 EXHIBIT INDEX

          99.1 Asset Purchase Agreement, dated as of October 3, 2003, among Radio Unica Communications Corp., its Subsidiary Licensees set forth therein, its Subsidiary Operating Companies set forth therein, and Multicultural Radio Broadcasting Inc.

          99.2 Disclosure Statement, dated October 3, 2003, relating to the Prepetition Solicitation of Votes With Respect To Joint Prepackaged Plan of Liquidation of Radio Unica Communications Corp. And Its Affiliate Debtors.